UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 3, 2011 (March 1, 2011)
Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(SEC file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH  44481
(Address of principal executive offices)

(330) 373-1221
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2011, First Place Financial Corp. (“Company”), entered into a Supervisory Agreement with the Office of Thrift Supervision (“OTS”), its principal federal regulator.  On that same date, First Place Bank (“Bank”), a wholly-owned subsidiary of the Company, entered into a separate Supervisory Agreement with the OTS.

The Company’s Supervisory Agreement and the Bank’s Supervisory Agreement (collectively, “Agreements”) are based on findings of the OTS during their annual periodic regulatory examination of the Bank.  Since completion of its most recent examination, management and the Board of Directors of the Company and the Bank have aggressively worked to address the findings of the examination and have implemented strategies or are developing formal action plans to comply with all requirements specified in the Agreements.

The Agreements, which are formal enforcement actions initiated by the OTS, require the Company and the Bank to take certain measures to improve their safety and soundness.  The requirements of the Agreements will remain in effect until the OTS decides to terminate, suspend or modify the terms of the Agreements.

Under the terms of the Company’s Supervisory Agreement, the Company has agreed, among other things, to:
•
Submit a capital plan by June 30, 2011, that, among other things: (i) establishes a minimum tangible capital ratio commensurate with the Company’s consolidated risk profile, (ii) reduces the Company’s dependency on capital distributions from the Bank, and (iii) addresses the Company’s cash flow needs;

•	Not declare, make or pay any cash dividends or make any capital distributions to purchase, repurchase or redeem any equity stock of the Company without the prior non-objection of the OTS;
•	Not incur any debt or pay any interest or principal payments thereon, increase any current lines of credit or guarantee the debt of any entity without the prior non-objection of the OTS;
•
Not enter into any new contractual arrangements or renew, extend or revise any existing contractual arrangements related to compensation or benefits with any director or senior executive officer of the Company without the prior non-objection of the OTS;

•	Comply with the prior regulatory notification requirements for any changes in directors or senior executive officers; and
•	Not make any golden parachute payments unless such payment complies with the applicable rules and regulations of the Federal Deposit Insurance Corporation (“FDIC”).

Under the terms of the Bank’s Supervisory Agreement, the Bank has agreed, among other things, to:
•
Within 90 days develop and implement a Problem Asset Reduction Plan that, among other things: (i) establishes quarterly targets for the level of problem assets as a percentage of Tier 1 Capital plus the allowance for loan losses, and (ii) contains a description of the methods for reducing the level of problem assets to the established targets;

•	Within 30 days develop individual written specific workout plans for each adversely classified loan greater than $2 million;

•	Within 60 days develop and implement a Loan Modification Policy;
•
Within 90 days make certain revisions to its Credit Administration Policy that, among other things: (i) include restrictions on loan renewals granted without modifications, (ii) include restrictions on additional advances to borrowers who have an existing adversely classified loan, (iii) include guidelines requiring that collateral properties be re-appraised prior to loans being modified, extended or refinanced, (iv) include guidelines requiring that current financial statements be reviewed to determine the borrowers ability to repay at the modified loan terms, and (v) include funding controls over costs on construction projects to prevent disbursements of loan funds in excess of completed construction costs;

•	Within 60 days revise the Bank’s Allowance for Loan and Lease Losses Policy;
•	Within 60 days revise the Bank’s Internal Asset Review and Classification Program;
•
Submit an updated business plan to the OTS by June 30, 2011, that, among other things: (i) includes plans to improve core earnings and profitability, (ii) includes strategies for ensuring the Bank has the financial and personnel resources necessary to implement and adhere to the business plan, (iii) includes quarterly financial projections including Tier 1 Capital ratios and Total Risk-based Capital ratios, and (iv) includes strategies to stress-test and adjust earnings forecasts based on continuing operating results, economic conditions and credit quality of the loan portfolio;

•	Not declare, make or pay any cash dividends or make any capital distributions without the prior written approval of the OTS;
•	Not increase the Bank’s total assets without the prior non-objection of the OTS;
•	Not make any golden parachute payments unless such payment complies with the applicable rules and regulations of the FDIC;
•
Not enter into any new contractual arrangements or renew, extend or revise any existing contractual arrangements related to compensation or benefits with any director or senior executive officer of the Bank without the prior written notice to the OTS of the proposed transaction; and

•	Comply with the prior regulatory notification requirements for any changes in directors or senior executive officers.

For certain items, the documentation must be updated on a periodic basis.  Management and the Board of Directors of the Company and the Bank believe they will be able to complete the requirements within the specified timeframes, although compliance will be determined by the OTS and not by the Company or the Bank.  Management and the Board of Directors of the Company and the Bank are committed to taking all necessary actions to promptly address the requirements of the Agreements, copies of which are filed herewith as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 4, 2011, Mr. Craig Reay resigned to pursue another opportunity and will no longer perform duties as Corporate Executive Vice President, Chief Credit Officer for the Bank. Neither the OTS nor the Bank requested Mr. Reay’s resignation.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description
10.1	Supervisory Agreement between the Office of Thrift Supervision and First Place Financial Corp. dated March 1, 2011.
10.2	Supervisory Agreement between the Office of Thrift Supervision and First Place Bank dated March 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: March 3, 2011	By:	/s/ David W. Gifford
David W. Gifford
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Supervisory Agreement between the Office of Thrift Supervision and First Place Financial Corp. dated March 1, 2011.
10.2	Supervisory Agreement between the Office of Thrift Supervision and First Place Bank dated March 1, 2011.